UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2013

Genesee & Wyoming Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 629-3722

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On February 12, 2013, Genesee & Wyoming Inc. (the Company) issued a press release reporting financial results for the fourth quarter of 2012. A copy of the press release is attached hereto as Exhibit 99.1. The attached Exhibit 99.1 is furnished in its entirety pursuant to this Item 2.02 and is incorporated into this Item 2.02 by reference.

ITEM 8.01. Other Events.

As announced in the press release incorporated by reference into Item 2.02 of this Form 8-K, the Company expects to convert all of the Company’s outstanding Mandatorily Convertible Perpetual Preferred Stock, Series A-1 (the Series A-1 Preferred Stock), on February 13, 2013.  In anticipation of this conversion, on February 7, 2013, the Company entered into an acknowledgment and agreement (the Acknowledgment) with those affiliates of Carlyle Partners V, L.P. (collectively, Carlyle) that hold shares of the Series A-1 Preferred Stock.  Pursuant to the Acknowledgment, the parties agreed that all shares of the Company’s Class A common stock issuable upon conversion of the Series A-1 Preferred Stock will be registered by the Company for resale pursuant to an effective registration statement by no later than March 14, 2013.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release, dated February 12, 2013 announcing results for the fourth quarter of 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

Date:	February 12, 2013	By:	/s/ Timothy J. Gallagher
			Name:	Timothy J. Gallagher
			Title:	Chief Financial Officer